FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                                 PROXY STATEMENT
                        Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant:  X
Filed by a party other than the registrant:

Check the appropriate box:
                 Preliminary Proxy Statement
             X   Definitive Proxy Statement
                 Definitive Additional Materials
                 Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          First Montauk Financial Corp.
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              (Name of the Corporation as Specified in Charter)


                         William J. Kurinsky, Secretary
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                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box)
             X       No Fee Required
                     Fee computed on table below per Exchange Act
                     Rules 14a-6(i)(1) and

     0-11 (1) Title of each class of securities to which transaction applies:

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          (2) Aggregate number of securities to which transaction applies:

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          (3)      Per unit price or other underlying value of transaction
                   computed pursuant to Exchange Act Rule 0-11:
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          (4) Proposed maximum aggregate value of transaction:

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          (5) Total Fee Paid

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                  Fee paid previously with preliminary materials:

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                   Check box if any part of the fee is offset as provided by
                   Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.
          (1) Amount previously paid:

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          (2) Form, Schedule or Registration no.:

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          (3) Filing party:

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          (4) Date filed:

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



                          FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701







                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on Thursday, June 19, 2003


To the Shareholders of FIRST MONTAUK FINANCIAL CORP.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. (the "Company") will be held at the principal executive offices of the Company, located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 on Thursday, June 19, 2003 at 10:00 a.m., New Jersey time, for the following purposes:

     1. To elect one Class III Director to the Company's Board of Directors to hold office for a period of three years or until his successor is duly elected and qualified; and

     2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     The close of business on Friday, May 16, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Company, in writing, prior to the Annual Meeting of Shareholders.

                                          By Order of the Board of Directors


                                          WILLIAM J. KURINSKY, Secretary

Dated: May 19, 2003

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701


                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, JUNE 19, 2003


     This Proxy Statement and the accompanying form of proxy have been mailed on or about May 19, 2003 to the holders of the Company's Common Stock of record on Friday, May 16, 2003 (the "Record Date") of FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, June 19, 2003 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     Shares of the Company's Common Stock represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows:

         1. FOR the election of the person nominated by the Board of Directors as a Class III Director; and

         2. FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

     Any such proxy may be revoked at any time before it is voted. A shareholder may revoke his or her proxy by notifying the Secretary of the Company either in writing prior to the Annual Meeting, in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Directors shall be elected by an affirmative vote of a plurality of the votes cast at the meeting. A shareholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors. Broker non-votes and abstentions will be counted towards the determination of a quorum which, according to the Company's Bylaws, will be the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote.

     The Company will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

     The Annual Report to Shareholders for the fiscal year ended December 31, 2002, including financial statements, accompanies this Proxy Statement.

     The principal executive offices of the Company are located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701; the Company's telephone number is (732) 842-4700.

Independent Public Accountants

     The Board of Directors of the Company has selected Schneider & Associates, LLP, Certified Public Accountants, as independent accountants of the Company for the fiscal year ending December 31, 2003. Shareholders are not being asked to approve such selection because such approval is not required under the Company's Bylaws or the Business Corporation Act of the State of New Jersey. The audit services provided by Schneider & Associates, LLP, consists of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Schneider & Associates, LLP, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Schneider & Associates, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $129,674.

Financial Information Systems Design and Implementation Fees

     The Company did not incur any fees billed by Schneider & Associates, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

     Fees billed to us by Schneider & Associates, LLP during the fiscal year ended December 31, 2002 for all other non-audit services rendered, including tax related services, totaled $26,501.

     In the course of its meetings, the Audit Committee has determined that Schneider & Associates, LLP's provision of these other services is compatible with maintaining Schneider & Associates, LLP's independence.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the Annual Meeting are the Company's common stock, no par value per share (the "Common Stock"). The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on May 16, 2003 has been fixed as the Record Date for the determination of the Common Stock shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of May 16, 2003, there were 8,527,164 shares of Common Stock issued and outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

     The following table sets forth certain information as of May 16, 2003, with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Company to be the beneficial owner of more than five (5%) percent of any class of the Company's voting securities.

                                                   Amount and Percentage
         Directors, Officer                     of Beneficial Ownership (1)
                                                ---------------------------
         and 5% Shareholders(1)             Number of Shares           Percent

   Herbert Kurinsky                            511,518(2)               5.7 %
   Parkway 109 Office Center
   328 Newman Springs Road
   Red Bank, NJ 07701

   William J. Kurinsky                       1,830,823(3)              20.5 %
   Parkway 109 Office Center
   328 Newman Springs Road
   Red Bank, NJ 07701

   Robert I. Rabinowitz, Esq.                  236,583(4)               3.0 %
   Parkway 109 Office Center
   328 Newman Springs Road
   Red Bank, NJ 07701

   Ward R. Jones                               110,000(5)               1.3 %
   7 Leda Lane
   Guilderland, NY 12084

   Norma Doxey                                  54,900(6)                *
   Parkway 109 Office Center
   328 Newman Springs Road
   Red Bank, NJ 07701

   Barry D. Shapiro                             20,000(7)                *
   Parkway 109 Office Center
   328 Newman Springs Road
   Red Bank, NJ 07701


   Kirlin Holdings Corp.                       852,500(8)              10.0 %
   6901 Jericho Turnpike
   Syosset, NY 11791

   All Directors, Officers and 5%            9,770,247                 37.2 %
   Shareholders as a group
   (7 persons in number)

   *Less than 1%
---------------------
(1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.

(2) Includes vested and presently exercisable options of Mr. Herbert Kurinsky, to purchase 425,000 shares of Common Stock.

(3) Includes vested and presently exercisable options of Mr. William J. Kurinsky to purchase 425,000 shares of Common Stock.

(4) Includes vested and presently exercisable options of Mr. Robert Rabinowitz to purchase 228,750 shares of Common Stock; 25,000 of which are owned by Mr. Rabinowitz's wife. Mr. Rabinowitz's children own 2,000 shares of Common Stock. Mr. Rabinowitz also owns 5,833 Class C Warrants.

(5) Includes vested and presently exercisable options of Mr. Ward R. Jones to purchase 100,000 shares of Common Stock.

(6) Includes vested and presently exercisable options of Ms. Norma Doxey to purchase 36,500 shares of Common Stock and 6,000 non-vested stock options.

(7) Includes vested and presently exercisable options of Mr. Barry Shapiro to purchase 20,000 shares of Common Stock.

(8) As reported under Schedule 13G filing made by Kirlin Holding Corp. dated July 15, 2002.

NOTE:
All Class C Warrants are exercisable at $7.00 per share for a period of seven
(7) years from February 17, 1998.

Certain Reports

     No person who, during the fiscal year ended December 31, 2002, was a Director, officer or beneficial owner of more than ten percent of the Company's Common Stock (which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by
Section 16 of the Act during the most recent fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 during the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any Reporting Person that no Form 5 is required.

     It is expected that the following will be considered at the Annual Meeting and action taken thereon:

                            I. ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The Certificate of Incorporation further provides that a Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 70% of the combined voting power of the Company's voting stock, with vacancies on the Board being filled only by a majority vote of the remaining Directors then in office.

     The Board of Directors currently consists of five Directors divided into three classes (Class I, II and III) consisting of two members each for Classes I and II and one Director presently remaining in Class III. Until December 31, 2002, the Board of Directors consisted of six Directors dividend into the three classes. However, as of December 31, 2002, Mr. David I. Portman, formerly a Class III Director, resigned from the Company's Board of Directors. Although the Class III Director is the class scheduled for election at this Annual Meeting, we have not yet nominated any person to fill the vacancy on our Board of Directors created by Mr. Portman's resignation. Until December 6, 2000 there was a vacancy in Class II resulting from the resignation of Dr. Ross E. McRonald in November 1994. This vacancy was filled by the remaining members of the Board on December 6, 2000 with the appointment of Mr. Barry D. Shapiro.

     The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of shareholders is required to elect the Class III Director. All proxies received by the Board of Directors will be voted for the election as Class III Director of the nominee listed below if no direction to the contrary is given. In the event that the nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. Family relationships exist among the following executive officers and directors: Mr. Herbert Kurinsky is the uncle of Mr. William J. Kurinsky and Mr. Robert I. Rabinowitz, the Company's General Counsel, is the brother-in-law of Mr. William J. Kurinsky.

     The term of the Class III Director expires at this Annual Meeting and the Class III Director is the sole Directors nominated for election at this Annual Meeting. The present Director of the Company nominated for reelection to the Company's Board of Directors as the Class III Directors at the Annual Meeting is Ward R. Jones, Jr.

     The following table sets forth certain information as of the date hereof with respect to each nominee, director and executive officer of the Company whose term of office continues after the Annual Meeting.





                                   Position with                           Director
                                Company; Principal                       Continually
     Name                       Occupation and Age                          Since             Term Expires

                                                 CLASS III - NOMINEE

Ward R. Jones, Jr.         Director, Registered Representative
                           with First Montauk Securities Corp., 72           1991               Nominee

                                                     CLASS II

Norma L.  Doxey            Director, Vice-President of  Operations
                           of First Montauk Securities Corp., 63             1988               2004

Barry D. Shapiro           Director, 60                                      2000               2004

                                                      CLASS I

Herbert Kurinsky           Director, President and Chief                     1987               2005
                           Executive Officer of  the Company
                           and Registered Options Principal of
                           First Montauk Securities Corp., 72

William J. Kurinsky        Director, Vice President, Chief                   1987               2005
                           Operating and Chief Financial Officer
                           and Secretary of the Company and of
                           First Montauk Securities Corp. and
                           Financial and Operations Principal
                           of First Montauk Securities Corp., 42


     Herbert Kurinsky became a Director and President of the Company on November 16, 1987. Mr. Kurinsky is a co-founder of First Montauk Securities Corp. and has been its President, one of its Directors and its Registered Options Principal since September of 1986. From March 1984 to August 1986, Mr. Kurinsky was the President of Homestead Securities, Inc., a New Jersey broker-dealer. From April 1983 to March 1984, Mr. Kurinsky was a branch office manager for Phillips, Appel & Waldon, a securities broker-dealer. From February 1982 to March 1983, Mr. Kurinsky was a branch office manager for Fittin, Cunningham and Lauzon, a securities broker-dealer. From November 1977 to February 1982, he was a branch office manager for Advest Inc., a securities broker-dealer. Mr. Kurinsky received a B.S. degree in economics from the University of Miami, Florida in 1954.

     William J. Kurinsky became Vice President, a Director and Financial and Operations Principal of the Company on November 16, 1987. He is a co-founder of First Montauk Securities Corp. and has been one of its Vice Presidents, a Director and its Financial/Operations Principal since September of 1986. Prior to that date, Mr. Kurinsky was Treasurer, Chief Financial Officer and Vice
President of Operations of Homestead Securities, Inc., a securities broker-dealer. Mr. Kurinsky received a B.S. from Rutgers University in 1984. He is the nephew of Herbert Kurinsky.

     Norma L. Doxey has been a Director of the Company since December 6, 1988. Ms. Doxey is the Vice President for Operations and a Registered Representative with First Montauk Securities Corp. since September, 1986. From August through September, 1986, she was operation's manager and a Registered Representative with Homestead Securities, Inc. From July 1984 through August 1985 she held the same position with Marvest Securities.

     Ward R. Jones, Jr. has been a director of the Company since June, 1991. From 1955 through 1990, Mr. Jones was employed by Shearson Lehman Brothers as a registered representative, eventually achieving the position of Vice President. Mr. Jones is currently a registered representative of First Montauk Securities Corp., but does not engage in any securities business.

     Barry D. Shapiro was appointed to the Board of Directors of the Company on December 6, 2000. From October 2000 to the present, Mr. Shapiro is a shareholder of the accounting firm, Withum, Smith & Brown in its Red Bank office. Mr. Shapiro was a partner of Shapiro & Weisman C.P.A., P.A., from 1976 thru 1996 when he became a partner of Rudolf, Cinnamon & Calafato, P.A. until joining Withum Smith & Brown. Mr. Shapiro was previously employed with the Internal Revenue Service from 1965 thru 1971, where he was responsible for audit, review and conference functions. Mr. Shapiro is a member of the New Jersey Society of Certified Public Accountants, where he currently participates on the IRS Co-Op and State Tax Committees. Mr. Shapiro is a past Trustee, Treasurer and Vice President of the NJSCPA. He has been involved and is in many civic and community activities, as well as charitable organizations, including the Monmouth County New Jersey Chapter of the American Cancer Society and the Ronald McDonald House of Long Branch, New Jersey. Mr. Shapiro received a B.S. in accounting from Rider University in 1965.

     Robert I. Rabinowitz, 46, has been General Counsel of the Company since 1987. He concurrently served as General Counsel of First Montauk Securities from 1986 to 1998 when a new general counsel was named. Thereafter, he became the Chief Administrative Officer of FMSC as well as General Securities Principal. From January 1986 until November 1986, he was as associate attorney for Brodsky, Greenblatt & Renahan, a private practice law firm in Rockville, Maryland. Mr. Rabinowitz is an attorney at law licensed to practice in New Jersey, Maryland and the District of Columbia, and is a member of the Board of Arbitrators for the National Association of Securities Dealers, Department of Arbitration. Mr. Rabinowitz's wife is a niece of Mr. Herbert Kurinsky and a sister of Mr. William Kurinsky.

Significant Employees

     Paul A. Lieberman, Esq., 54, has been the general counsel for First Montauk Securities Corp. since January 1998, and special counsel from June 1997 to January 1998. From 1990 to 1997, he was Senior Vice President and Associate General Counsel at Tucker, Anthony, Inc. a securities broker/dealer. Prior to that, Mr. Lieberman served as Vice President and Associate General Counsel for Citicorp/Citibank. Prior to that, Mr. Lieberman served in various legal capacities for Merrill, Lynch, Pierce, Fenner & Smith for approximately ten years. Prior to that, Mr. Lieberman was special counsel to the Market Surveillance Department of the New York Stock Exchange and also served with the Securities and Exchange Commission. Mr. Lieberman is an attorney at law.

     Mark D. Lowe, 44, has been President of Montauk Insurance Services, Inc. since October 1998. From 1982 to 1998 Mr. Lowe was a Senior Consultant with Congilose & Associates, a financial services firm specializing in insurance and estate planning. Mr. Lowe became a Certified Financial Planner (CFP) in July 1991. Mr. Lowe attended Ocean County College in Toms River, NJ. Mr. Lowe is the Treasurer of the Estate and Financial Planning Council of Central New Jersey.

     Mindy A. Horowitz, CPA, 45, has been Vice President of Finance for First Montauk Securities Corp. since September 1995. Prior to that, Ms. Horowitz was a tax partner with and held other positions at the accounting firm of Broza, Block & Rubino from 1981 through 1995 when she joined First Montauk Securities Corp. Ms. Horowitz is a Certified Public Accountant.

Compensation of Directors, Board Meetings and Committees

     The Company pays directors, who are not employees of the Company, a retainer of $250 per meeting of the Board of Directors attended and for each meeting of a committee of the Board of Directors not held in conjunction with a Board of Directors meeting. Directors who are not employees of the Company are also eligible to participate in the Company's Non-Executive Director Stock Option Plan. Directors employed by the Company are not entitled to any additional compensation as such.

     The Board of Directors generally meets on a quarterly basis in addition to such other occasions as the business of the Company may from time to time require. During fiscal year 2002, the Board of Directors met on four (4) occasions and all directors were present, either in person or by telephonic conference call.

Committees of the Board of Directors

     The Board of Directors has two committees: Compensation and Audit. For the fiscal year ended December 31, 2002, the members of the committees, and a description of the duties of the Committees were as follows:

     Compensation Committee. The compensation committee functions include administration of the Company's 2002 Incentive Stock Option Plan, 2002 Non-Executive Director Stock Option Plan and 1996 Senior Management Option Plan and the negotiation and review of all employment agreements of executive officers of the Company. The compensation committees' members are Ward R. Jones and Barry Shapiro. During the fiscal year ended December 31, 2002, the committee met on 2 occasions.

     Audit Committee. The Company's audit committee acts to:(i) review with management the finances, financial condition and interim financial statements of the Company; (ii) review with the Company's independent auditors the year-end financial statements; (iii) review the Company's financial systems and controls;
(iv) review the scope and results of the audit performed by the Company's independent auditor; and (v) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of the Company's independent auditors. During the fiscal year ended December 31, 2002, the audit committee met on one occasion. The audit committee adopted a written charter governing its actions effective June 23, 2000. The Charter of the Audit Committee of the Company was attached as
Exhibit 1 to the Company's Proxy Statement dated May 22, 2001.

     During the fiscal year ended December 31, 2002, the members of the audit committee were Ward R. Jones, Barry Shapiro and David Portman. All three of these members of FMFC's audit committee were "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. As of December 31, 2002, Mr. Portman resigned from the Board of Directors. The Board has not yet replaced Mr. Portman on the audit committee. Accordingly, this report is being submitted by the remaining two Directors serving on the Audit Committee at the time this report was prepared. Members of the Audit Committee do not receive additional compensation for such service.

Report of the Audit Committee:

         The audit committee hereby states that it:

* has reviewed and discussed the audited financial statements with the Company's management;

* has discussed with the Company's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

* has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence; and

* has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Commission.

The Audit Committee of the Board of Directors of First Montauk Financial Corp.:

         Ward R. Jones, Jr.       Barry D. Shapiro

     The Company does not have a standing nominating committee of the Board of Directors.

Compensation Committee Report on Executive Compensation:

     This report is submitted by the compensation committee of the Board of Directors of the Company. During the fiscal year ended December 31, 2002, the compensation committee was responsible for reviewing the Company's stock plans and reviewing and approving compensation matters concerning the executive officers and key employees of the Company.

     Overview and Philosophy. The Company uses its compensation program to achieve the following objectives:

* To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve the Company's strategic objectives, as determined by the compensation committee;

*    To align the interest of officers with the success of the Company;

* To align the interest of officers with stockholders by including long-term equity incentives; and

* To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

     Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans and the employee stock option incentive plans and company sponsored 401(k) plans, both of which plans are generally available to all employees of the Company.

     The principal factors which the compensation committee considered with respect to each officer's compensation package for fiscal year ended December 31, 2002 are summarized below. The compensation committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

Base Salary. Compensation levels for each of the Company's officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the compensation committee takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the compensation committee in determining total compensation for each officer. Additionally, certain executives, including Herbert Kurinsky, the Chief Executive Officer and William Kurinsky, the Chief Operating Officer have existing employment agreements with the Company which set forth certain levels of base salary and bonus compensations. Shareholders are directed to the discussion of these agreements under the heading "Employment Agreements" appearing elsewhere in this Proxy Statement.

     Equity Incentives. The compensation committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the compensation committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of the Company's common stock.

     In making stock option grants, the compensation committee considers general corporate performance, individual contributions to the Company's financial, operational and strategic objectives, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended December 31, 2002, the compensation committee believes that the current stock ownership positions of the executive officers was sufficient to achieve the benefits intended by equity ownership. Accordingly, no additional options were granted options to the Company's executive officers during the past fiscal year.

     Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a 401(k) savings plan, which allows employees to invest in a wide array of funds on a pre-tax basis, as well as insurance and other benefit plans for its employees, including executive officers.

     Chief Executive Officer and Chief Operating Officer Compensation. During the last fiscal year, neither the Chief Executive Officer nor the Chief Operating Officer received any cash bonuses or compensation outside of a $2,500 automobile expense allowance for the Chief Executive Officer. Each of the Chief Executive Officer and Chief Operating Officer received a base salary of $181,218 during the fiscal year ended December 31, 2002. Each officer voluntarily agreed to reduce his base salary in fiscal 2002 by $51,922 as compared to 2001, rather than accept an increase of 10%, as provided in each of their employment agreements. The terms of the subject officers' employment compensation are determined primarily pursuant to their employment agreements, which were entered into in August, 2002. Shareholders are directed to the discussion of these agreements under the heading "Employment Agreements" appearing elsewhere in this Annual Report on Form 10-K.

     New Employment Agreements. Additionally, in August 2002, the Committee approved new employment agreements for each of Mr. Herbert Kurinsky and Mr. William Kurinsky, our Chief Executive Officer Chief Operating Officer, respectively. These new employment agreements were necessitated, in the view of the Committee in order to include adequate provisions for these employees in the event of a change of control. The Committee determined that these officers were essential to the Company, and that their continued retention, especially in the event of a threat of a change of control of the Company, necessitated that these executives be eligible for added compensation under certain conditions. The Committee believed that several factors out of the control of the Company and management made a potential change of control possible. These factors included the falling stock market generally, and the falling price of the Company's stock. The new employment agreements also provide for additional financial and employment security under other conditions, such as termination without cause.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to the Company to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The compensation committee has considered these requirements and the regulations. It is the compensation committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of the Company's employee stock option plans will be granted by the compensation committee.

                                      By the Compensation Committee of
                                      the Board of Directors of First Montauk
                                      Financial Corp.

                                      Ward R. Jones, Jr.
                                      Barry Shapiro

Compensation Committee Interlocks and Insider Participation

     There are no compensation committee interlocks between the members of the Company's compensation committee and any other entity. None of the members of the Board's compensation committee are executive officers of the Company. Mr. Jones is a registered representative of the Company's broker-dealer subsidiary, First Montauk Securities Corp., but does not engage in any securities business.

Vote Required for Election of Directors

     The affirmative vote of the holders of a plurality of the shares of Common Stock voting at the Annual Meeting is required for the approval of the nominees for the Class III Director.

     THE BOARD OF DIRECTORS DEEMS THE NOMINEES FOR THE CLASS III DIRECTOR TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

Summary of Cash and Certain Other Compensation

     The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, paid or accrued by the Company during the years ended December 31, 2002, 2001 and 2000 to each of the named executive officers of the Company.

                                             SUMMARY COMPENSATION TABLE


                                                    Annual Compensation                              Long Term
                                                                                                    Compensation

                                                                                                       Awards

                                                                                                                 Securities
                                                                         Other Annual     Restricted Stock   Underlying Options/
 Name and Principal Position                 Salary        Bonus        Compensation         Award(s)               SARs
             (a)                  Year        ($)           ($)             ($)                ($)                  (#)
                                   (b)        (c)           (d)             (e)                (f)                  (g)


Herbert Kurinsky,                 2002      $181,218         $-        $ 2,500 (4)              $ -                   0
Chairman and Chief Executive      2001      $233,140         $-        $ 2,000 (4)              $ -             200,000(1)
Officer (7)                       2000      $256,217     $29,306       $ 2,000 (4)              $ -             125,000(1)

William Kurinsky,                 2002      $181,218         $-        $    0                   $ -                  0
Vice President, Chief             2001      $233,140         $-        $1,000 (5)               $ -             200,000(2)
Operating and Financial           2000      $256,217         $-        $2,000 (5)               $ -             125,000(2)
Officer and Secretary (8)

Robert I. Rabinowitz,             2002      $150,000         $ -       $ 2,500 (6)              $ -                  0
General Counsel (9)               2001      $146,154         $ -       $ 2,000 (6)              $ -              43,750(3)
                                  2000      $150,000     $24,234       $ 2,000 (6)              $ -              60,000(3)

-----------------------------------
(Footnotes to Summary Compensation Table begin on next page)


(Footnotes to Summary Compensation Table)

(1) In 2002 the Compensation Committee of the Board of Directors (the "Committee) did not authorize any option grants the named officer. In 2001, the Committee authorized an option grant to Mr. Herbert Kurinsky to purchase 200,000 shares of Common Stock at an exercise price of $.75 per share for 5 years. In 2000, the Committee authorized an option grant to Mr. Herbert Kurinsky to purchase 125,000 shares of Common Stock at an exercise price of $2.00 per share. See "Aggregated Options/Sar Exercises in Last Fiscal Year and Fy-End Option/Sar Values."

(2) In 2002 the Compensation Committee of the Board of Directors (the "Committee) did not authorize any option grants the named officer. In 2001, the Committee authorized an option grant to Mr. William J. Kurinsky to purchase 200,000 shares of Common Stock at an exercise price of $.83 per share for 5 years. In 2000 the Committee authorized an option grant to Mr. William J. Kurinsky to purchase 125,000 shares of Common Stock at an exercise price of $2.00 per share. See "Aggregated Options/Sar Exercises in Last Fiscal Year and Fy-End Option/Sar Values."

(3) In 2002 the Compensation Committee of the Board of Directors (the "Committee) did not authorize any option grants the named officer. In 2001, the Committee authorized an option grant to Mr. Robert Rabinowitz to purchase 43,750 shares of Common Stock at an exercise price of $1.50 per share for 5 years. In 2000 the Committee authorized an option grant to Mr. Robert Rabinowitz to purchase 60,000 shares of Common Stock at an exercise price of $2.00 per share. See "Aggregated Options/Sar Exercises in Last Fiscal Year and Fy-End Option/Sar Values."

(4) Includes: (i) for 2002, automobile allowance of $2,500; (ii) for 2001, automobile allowance of $2,000 (iii) for 2000, auto allowance of $2,000.

(5) Includes: (i) for 2002 no automobile allowance was paid, (ii) for 2001, automobile allowance of $1,000; and (iii) for 2000, automobile allowance of $2,000.

(6) Includes (i) for 2002, automobile allowance of $2,500; (ii) for 2001, automobile allowance of $2,000; (iii) for 2000, automobile allowance of $2,000.

(7) Mr. Herbert Kurinsky is the beneficial owner of 56,518 shares of the Company's Common Stock as of December 31, 2002, which shares had a market value of $11,304 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares.

(8) Mr. William Kurinsky is the beneficial owner of 1,405,823 shares of the Company's Common Stock as of December 31, 2002, which shares had a market value of $281,165 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares.

(9) Mr. Robert I. Rabinowitz is the beneficial owner of 29,500 shares of the Company's Common Stock as of December 31, 2002, which shares had a market value of $5,900 as of that date, without giving effect to the diminution in value attributable to the restriction on said shares.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

         There were no stock option grants to any executive officers granted during the year ended December 31, 2002.

                                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                      AND FY-END OPTION/SAR VALUES


                                                                    Number of Unexercised Options   Value of Unexercised
                             Shares Acquired on                     as of                           In-the-money Options at
                                             ---
Name                         Exercise             Value Realized    December 31, 2002               December 31, 2002 (1)
----                         --------             --------------    -----------------               ---------------------

                                                                    Exercisable/Unexercisable       Exercisable/Unexercisable


Herbert Kurinsky                      -                  $0                   425,000/0                         $0/$0

William J. Kurinsky                   -                  $0                   425,000/0                         $0/$0

Robert I. Rabinowitz                  -                  $0                   203,750/0                         $0/$0
-----------------

(1) Based upon the closing bid price of the Company's Common Stock on December 31, 2002 ($.20 per share), less the exercise price for the aggregate number of shares subject to the options.

Shareholder Return Performance Presentation

     Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of the Company's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of two peer issuers selected in good faith by the Company. The Company's common stock is listed for trading in the over the counter market and is traded under the symbol "FMFK".

                                                     Comparison of 5 Year Cumulative Total Return
                                                          Assumes Initial Investment of $100

                                                   1997       1998          1999        2000            2001             2002

First Montauk Financial Corp.        Return %                -49.50       -10.61       -44.75         -38.03           -54.54
                                     Cum $       $100.00     $50.50       $45.14       $24.94         $15.46            $7.03

S & P 500                            Return %                 28.58        21.05        -9.10         -11.88           -22.10
                                     Cum $       $100.00    $128.58      $155.64      $141.47        $124.66           $97.11

Peer Group Only                      Return %                -39.06       186.80       -59.19          15.01           -49.14
                                     Cum $       $100.00     $60.94      $174.78       $71.32         $82.03           $41.72


Peer Group + FMFK                    Return %                -43.10       119.35       -57.28           6.67           -49.60
                                     Cum $       $100.00     $56.90      $124.81       $53.32         $56.87           $28.66




     NOTES: Industry composite includes Paulson Capital Corp., Olympic Cascade Financial Corp. and Kirlin Holding Corp. The industry composite has been determined in good faith by management to represent entities that compete with the Company in certain of its significant business segments.


Employment Agreements

     In August 2002, the Company entered into new three-year employment contracts with Herbert Kurinsky, as President and William J. Kurinsky, as Executive Vice President. The contracts provide for base salaries of $256,218 for the first year of the agreement for each, increasing in each case at the rate of 10% per year. Each will also be entitled to receive a portion of a bonus pool consisting of 10% of the pre-tax profits of the Company, to be determined by the executive management (e.g. Herbert Kurinsky and William J. Kurinsky). The bonus pool would require a minimum of $500,000 pretax profit per year in order to become effective. Each is also entitled to receive commissions at the same rate as paid to other non-affiliate registered representatives of the Company. They are also entitled to purchase from FMSC, up to 20% of all underwriters and/or placement agent warrants or options that are granted to FMSC upon the same price, terms and conditions afforded to FMSC as the underwriter or placement agent. Each employee also receives health insurance benefits and life insurance as generally made available to regular full-time employees of the Company, and reimbursement for expenses incurred on behalf of the Company and the use of an automobile, or in the alternative, an automobile allowance. The contracts also provide for severance benefits equal to three times the previous year's salary in the event either of the employees is terminated or their duties significantly changed after a change in management of the Company as defined in the agreement.

Incentive Stock Option Plan

     In June 2002, the Company adopted the 2002 Incentive Stock Option Plan (the "2002 Plan") which provides for the grant of options to purchase up to 5,000,000 shares of the Company's Common Stock by employees of the Company and consultants. Under the terms of the Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment ("ISOs") under Section 422A of the Code, or options which do not so qualify ("Non-ISOs)".

     The Plan is administered by the Board of Directors which has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be ISOs or Non-ISOs; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board has full authority to interpret the Plan and to establish and amend rules and regulations relating thereto.

     Under the Plan, the exercise price of an option designated as an ISO shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an ISO is granted to a ten percent stockholder (as defined in the Amended Plan) such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-ISO options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as ISOs which become exercisable in any calendar year may not exceed $100,000.

     The Board may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. Unless sooner terminated, the Plan will expire in 2012.

     Since the adoption of the 2002 Plan, the Company has issued 476,000 options to registered representatives and employees of the Company. There remains
1,447,998 options outstanding from the 1992 Plan for a total of 1,923,998 options outstanding.

Director Plan

     In June 2002, the Company adopted the Non-Executive Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each non-executive director will automatically be granted an option to purchase 20,000 shares each September 1, provided such person has served as a director for the 12 months immediately prior to such September 1st. A Non-Executive Director who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options determined as follows:

Date of Membership                                       Options Granted

September 1 through November 30                               20,000
December 1 through February 28                                15,000
March 1 through May 30                                        10,000
June 1 through August 31                                      5,000

     Options are granted under the Director Plan until 2002 to non-executive directors who are not full time employees of the Company or any of its subsidiaries.

     The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Stock Option Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of Common Stock of the Company or a combination of both. The term of each option commenced on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the board of directors composed of not fewer than two persons who are officers of the Company (the "Committee"). The Committee has no discretion to determine which non-executive director will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment. To date, a total of 60,000 options have been granted to the Company's Non-Executive members of the Board of Directors under the 2002 Plan. An additional 160,000 options remain outstanding from grants made pursuant to the 1992 Non-Executive Director Stock Option Plan, which terminated in June 2002, and which was replaced by the 2002 Non-Executive Director Stock Option Plan.

Senior Management Plan

     In 1996, the Company adopted the 1996 Senior Management Incentive Plan (the "Management Plan"). The Management Plan provides for the issuance of up to 2,000,000 shares of Common Stock either upon issuance of options issued under the Plan or grants of restricted stock or incentive stock rights. The Board of Directors or a committee of the board may grant awards under the Management Plan to executive management employees, if one is appointed for this purpose. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights ("SARs"), and restricted stock purchase agreements. The stock options granted under the Management Plan can be either ISOs or non-ISOs similar to the options granted under the Employee Stock Option Plan, except that the exercise price of non-ISOs shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. If services of the holder terminate prior to the incentive period, the rights become null and void unless termination is caused by death or disability. Stock appreciation rights allow a Grantee to receive an amount in cash equal to the difference between the fair market value of the stock and the exercise price, payable in cash or shares of Common Stock. The Board or committee may grant limited SARs, which become exercisable upon a "change of control" of the Company. A change of control includes the purchase by any person of 25% or more of the voting power of the Company's outstanding securities, or a change in the majority of the Board of Directors.

     Awards granted under the Management Plan are also entitled to certain acceleration provisions that cause awards granted under the Plan to immediately vest in the event of a change of control or sale of the Company. Awards under the Management Plan may be made until 2006.

     In June 2000 at the Company's Annual Meeting of Shareholders, a resolution was passed amending the Senior Management Stock Option Plan to increase the number of shares reserved for issuance from 2,000,000 to 4,000,000. Options to purchase 1,452,500 shares of the Company's Common Stock are currently outstanding under the Senior Management Plan.

                            CERTAIN RELATIONSHIPS AND
                              RELATED TRANSACTIONS

     For information concerning the terms of the employment agreements entered into between the Company and Messrs. Herbert Kurinsky and William J. Kurinsky, see "Executive Compensation".

                              FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS, WHICH EXHIBITS SHALL BE
FURNISHED TO SHAREHOLDERS, IF REQUESTED, UPON PAYMENT TO THE COMPANY OF REASONABLE EXPENSES INCLUDING PHOTOCOPYING AND MAILING EXPENSES, TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO WILLIAM J. KURINSKY, SECRETARY, FIRST MONTAUK FINANCIAL CORP., PARKWAY 109 OFFICE CENTER, 328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701. Each such request must set forth a good faith representation that as of May 16, 2003 the person making the request was the beneficial owner of Common Shares of the Company entitled to vote at the 2003 Annual Meeting of Shareholders.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the foregoing is the only business which the Board of Directors intends to present, and is not aware of any other matters which may come before the meeting. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment. Proposals of shareholders intended to be presented at the Company's 2004 Annual Meeting of Shareholders must be received by the Company on or prior to January 20, 2004 to be eligible for inclusion in the Company's proxy statement and form of proxy to be used in connection with the 2004 Annual Meeting of Shareholders.


                                    By Order of the Board of Directors



                                    WILLIAM J. KURINSKY, Secretary

Dated:   May 19, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                          FIRST MONTAUK FINANCIAL CORP.

                 Annual Meeting of Shareholders - June 19, 2003

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Herbert Kurinsky and William J. Kurinsky, and each of them, proxies, with full power of substitution to each, to vote all common shares of FIRST MONTAUK FINANCIAL CORP., owned by the undersigned at the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. to be held on Thursday, June 19, 2003 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

     I.       Election of Class III Director:

              FOR nominee listed                   WITHHOLD AUTHORITY
              below (except as marked              to vote for the nominee
              to the contrary below)    |_|        listed below     |_|

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

              Nominee for Class III Director to Serve until the
              2006 Annual Meeting:

                               Ward R. Jones, Jr.

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated May 19, 2003, receipt of which is hereby acknowledged.

     Either of the proxies or their respective substitutes, who shall be present and acting shall have and may exercise all the powers hereby granted.

     The shares represented by this proxy will be voted FOR the election of the nominee for Class III Director. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



                                Dated:_______________________________, 2003
                                ___________________________________________
                                ___________________________________________

                                (Please date and sign exactly as name appears at left. For joint accounts, each joint
                                owner       should       sign.       Executors,
                                administrators, trustees, etc., should also so indicate when signing.)